     As filed with the Securities and Exchange Commission on June 29, 2000
                                                Registration No. 333-40014
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                 Amendment No. 1
                                    to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               _________________

                           PRIDE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


            Louisiana                                    76-0069030
     (State of incorporation)             (I.R.S. Employer Identification No.)

                               _________________

     Pride International, Inc.                       Robert W. Randall
    5847 San Felipe, Suite 3300                   Pride International, Inc.
        Houston, Texas 77057                     5847 San Felipe, Suite 3300
           (713) 789-1400                            Houston, Texas 77057
 (Address, including zip code, and                      (713) 789-1400
    telephone number, including                 (Name, address, including zip
    area code, of a registrant's           code, and telephone number, including
    principal executive offices)              area code, of agent for service)

                               _________________

                                   Copy to:
                               L. Proctor Thomas
                               Baker Botts L.L.P.
                             3000 One Shell Plaza
                           Houston, Texas 77002-4995
                                (713) 229-1234

                               _________________

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

                               EXPLANATORY NOTE

     This Amendment No. 1 consists solely of Part II to the Registration Statement, as well as certain exhibits to be filed.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by Pride International, Inc. (the "Company") in connection with the offering described in this Registration Statement.

           Registration fee..................................   $132,000
           Printing expenses.................................     30,000
           Accounting fees and expenses......................     35,000
           Legal fees and expenses...........................     70,000
           Trustee fees and expenses.........................      2,000
           Rating agency fees................................    120,000
           Miscellaneous.....................................     11,000
                                                                --------
                 Total.......................................   $400,000
                                                                ========



Item 15. Indemnification of Directors and Officers.

         Section 83 of the Business Corporation Law of the State of Louisiana gives corporations the power to indemnify officers and directors under certain circumstances. Article IX of the Company's Restated Articles of Incorporation and Section 13 of the Company's Bylaws contain provisions that provide for indemnification of certain persons (including officers and directors).

Item 16. Exhibits.*

         Exhibit No.                    Description of Exhibit
         ----------                     ----------------------

          **4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.2 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.3 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.4 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated September 8, 1997, Registration No. 333-35089).

          **4.5 Amendment to Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

          **4.6 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No. 1-13289).

          **4.7 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

          **4.8 Rights Agreement dated as of September 9, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated September 10, 1998, File No. 1-13289).

          **4.9 Indenture, dated as of May 1, 1997 (the "Senior Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

          **4.10 Indenture, dated as of April 1, 1998 (the "Subordinated Indenture"), between the Company and Marine Midland Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

            5.1 Opinion of Baker Botts L.L.P. as to the validity of the debt securities and warrants.

            5.2 Opinion of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. as to the validity of the preferred stock and common stock.

          +12.1 Statement of computation of ratio of earnings to fixed charges.

          +15.1     Awareness letter of PricewaterhouseCoopers LLP.

          +23.1     Consent of PricewaterhouseCoopers LLP.

           23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

           23.3 Consent of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. (included in Exhibit 5.2).

          +24.1     Powers of Attorney.


           25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as trustee under the Senior Indenture, on Form T-1.

           25.2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of HSBC Bank USA, as trustee under the Subordinated Indenture, on Form T-1.

------------------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

**   Incorporated by reference as indicated.

+    Previously filed.

Item 17. Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)  The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 29, 2000.

                                    PRIDE INTERNATIONAL, INC.

                                    By:   /s/ Paul A. Bragg
                                       -----------------------------------------
                                          Paul A. Bragg
                                          Chief Executive Officer and President



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on June 29, 2000.

               Signature                                        Title
               ---------                                        -----

                     *                               Chief Executive Officer,
--------------------------------------------
                Paul A. Bragg                        President and Director
          (Principal Executive Officer)

                     *                               Vice President and Chief
--------------------------------------------
               Earl W. McNiel                        Financial Officer
         (Principal Financial Officer)

                     *                               Controller
--------------------------------------------
               Terry L. Vandal
        (Principal Accounting Officer)

                     *                               Chairman of the Board
--------------------------------------------
              James B. Clement

                     *                               Director
--------------------------------------------
            Christian J. Boon Falleur

                     *                               Director
--------------------------------------------
                 Remi Dorval

                     *                               Director
--------------------------------------------
             Jorge E. Estrada M.

                     *                               Director
--------------------------------------------
             William E. Macaulay

                     *                               Director
--------------------------------------------
              Ralph D. McBride

                     *                               Director
--------------------------------------------
               James T. Sneed


         *By: /s/ Robert W. Randall
--------------------------------------------
            Robert W. Randall
             Attorney-in-fact

                              INDEX TO EXHIBITS*

         Exhibit No.                    Description of Exhibit
         ----------                     ----------------------

          **4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.2 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.3 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.4 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated September 8, 1997, Registration No. 333-35089).

          **4.5 Amendment to Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

          **4.6 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No. 1-13289).

          **4.7 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

          **4.8 Rights Agreement dated as of September 9, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated September 10, 1998, File No. 1-13289).

          **4.9 Indenture, dated as of May 1, 1997 (the "Senior Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

          **4.10 Indenture, dated as of April 1, 1998 (the "Subordinated Indenture"), between the Company and Marine Midland Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

            5.1 Opinion of Baker Botts L.L.P. as to the validity of the debt securities and warrants.

            5.2 Opinion of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. as to the validity of the preferred stock and common stock.

          +12.1 Statement of computation of ratio of earnings to fixed charges.

          +15.1     Awareness letter of PricewaterhouseCoopers LLP.

          +23.1     Consent of PricewaterhouseCoopers LLP.

           23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

           23.3 Consent of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. (included in Exhibit 5.2).

          +24.1     Powers of Attorney.


           25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as trustee under the Senior Indenture, on Form T-1.

           25.2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of HSBC Bank USA, as trustee under the Subordinated Indenture, on Form T-1.

------------------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

**   Incorporated by reference as indicated.

+    Previously filed.